Exhibit (n)

WILLIAM BLAIR FUNDS

MULTI-CLASS PLAN

WHEREAS, the William Blair Funds (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) with authorized separate series (“Funds”);

WHEREAS, William Blair & Company, L.L.C. (“William Blair”) serves as investment manager and principal underwriter for the Trust;

WHEREAS, as described in its prospectuses, each of the Growth Fund, the Large Cap Growth Fund, the Small Cap Growth Fund, the Mid Cap Growth Fund, the Small-Mid Cap Growth Fund, the International Growth Fund, the International Equity Fund, the Value Discovery Fund and the Income Fund has established multiple classes enabling it to offer investors the option of purchasing shares (a) with a shareholder/distribution services fee, as described in the Trust’s Distribution Plan and without a shareholder administration fee or service fee (such shares being referred to in the prospectuses as Class N Shares); and (b) without a shareholder/distribution services fee, shareholder administration fee or service fee (such shares being referred to in the prospectuses as Class I shares);

WHEREAS, as described in its prospectuses, each of the Bond Fund, the Low Duration Fund, the Global Growth Fund, the International Small Cap Growth Fund, the Emerging Markets Growth Fund and the Emerging Leaders Growth Fund has established multiple classes enabling it to offer investors the option of purchasing shares (a) except for the Emerging Leaders Growth Fund, with a shareholder/distribution services fee, as described in the Trust’s Distribution Plan, with a shareholder administration fee, as described in the applicable Shareholder Administration Agreement and without a service fee (such shares being referred to in the prospectuses as Class N Shares); (b) without a shareholder/distribution services fee or a service fee, but subject to a shareholder administration fee, as described in the applicable Shareholder Administration Agreement (such shares being referred to in the prospectuses as Class I shares); and (c) shares without a shareholder/distribution services fee, shareholder administration fee or service fee (such shares being referred to in the prospectuses as Institutional Class Shares);

WHEREAS, as described in its prospectuses, the Ready Reserves Fund has established multiple classes enabling the Fund to offer investors the option of purchasing shares (a) without a shareholder/distribution services fee or shareholder administration fee, but subject to a service fee, as described in the Service Agreement between the Trust, on behalf of the Ready Reserves Fund and William Blair (the “Service Agreement”) (such shares being referred to in the prospectuses as Class N shares); and (b) without a shareholder/distribution services fee, shareholder administration fee or service fee (such shares being referred to in the prospectuses as Class I shares); and

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment companies adopt a written plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges.

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Multi-Class Plan as follows:

1. Each class of shares of each Fund will represent interests in the same portfolio of investments of a Fund, and be identical in all respects to each other class of a Fund, except as set forth below. The only differences among the various classes of shares of the same Fund will relate solely to: (a) different shareholder/distribution services fee payments associated with the Trust’s Distribution Plan and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such classes; (b) different shareholder administration fees associated with any applicable Shareholder Administration Agreement; (c) different service fees associated with the Service Agreement; and (d) different class expenses, which will be limited to any additional expenses that are subsequently identified and determined to be properly applied to one class of shares of a Fund upon approval by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Funds.

2. Under this Multi-Class Plan, certain expenses may be attributable to a Fund, but not to a particular class thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the distributor, the investment manager or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act.

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any shareholder/distribution services fees associated with the Trust’s Distribution Plan and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto); (b) any shareholder administration fees associated with any applicable Shareholder Administration Agreement; (c) any service fee associated with the Service Agreement; and (d) any class expenses determined by the Board of Trustees to be attributable to such class.

3. To the extent conversions are permitted and as further described in the prospectuses and/or the statement of additional information, any shares of a Fund referred to as Class N shares may be converted into shares of the same Fund referred to as Class I shares, so long as such shareholder seeking conversion meets the eligibility requirements for Class I shares as described in the prospectuses from time to time. Additionally, any shares of a Fund referred to as Class I shares may be converted into shares of the same Fund referred to as Class N shares, so long as such shareholder seeking conversion meets the eligibility requirements for Class N shares as described in the prospectuses from time to time.

4. To the extent exchanges are permitted and as further described in the prospectuses, any shares of a Fund referred to as Class N shares will be exchangeable with any shares of another Fund referred to as Class N shares and any shares of a Fund referred to as Class I shares will be exchangeable with any shares of another Fund referred to as Class I shares, except that shareholders of the Emerging Leaders Growth Fund who purchase shares of the Fund referred to as Class I shares solely because they have a brokerage account with William Blair may only exchange such shares for Class N shares of another Fund. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5. Dividends paid by a Fund as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any applicable shareholder/distribution services fees, shareholder administration fees, service fees and class expenses allocated to a class will be borne exclusively by that class.

6. Any distribution arrangement of a Fund, including shareholder/distribution services fees, will comply with NASD Conduct Rule 2830.

7. Any Shareholder Administration Agreement will comply with the interpretations of the NASD of the “service fees” limitation as set forth in NASD Conduct Rule 2830.

8. The portion of the Ready Reserves Fund’s service fee that is attributable to personal shareholder services will comply with the interpretations of the NASD of the “service fees” limitation as set forth in NASD Conduct Rule 2830.

9. All material amendments to this Plan must be approved by a majority of the members of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust.

Dated:	July 20, 1999, amended September 8, 1999, October 24, 2000, February 18, 2005, July 19, 2005, October 25, 2005, February 15, 2007, July 24, 2007, February 21, 2008 July 28, 2009 and October 27, 2009.